Exhibit 99.1

News Release

Orthofix Reports First Quarter 2026 Results Highlighting Steady Execution Following Spine

Commercial Channel Actions; Reaffirms Full-Year 2026 Financial Guidance

LEWISVILLE, Texas — May 5, 2026 — Orthofix Medical Inc. (NASDAQ:OFIX), a leading global medical technology company, today reported its financial results for the first quarter ended March 31, 2026, reflecting steady execution following recent spine commercial channel actions. Based on first-quarter performance, the Company reaffirmed its full-year 2026 financial guidance. All pro forma measures contained within this release exclude the impact of the Company’s decision to discontinue its M6™ product lines.

Highlights

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First quarter 2026 reported net sales of $196.7 million, including sales from M6 artificial cervical and lumbar discs. Non-GAAP pro forma net sales of $196.4 million, excluding sales from M6 discs, increased 3% year over year on a constant currency basis, reflecting steady execution during the final stages of distributor transitions, with further improvement expected as productivity increases.
•
Global Spine Fixation1 delivered reported net sales growth of 6% and constant currency growth of 6% compared to the prior year period, including U.S. Spine Fixation growth of 4%, driven by enhanced commercial focus, deeper procedural penetration, and continuing benefits from distributor transition initiatives.
•
Therapeutic Solutions (formerly Bone Growth Therapies) achieved year-over-year net sales growth of 5%, supported by continued demand across the portfolio and effective commercial execution.
•
Global Limb Reconstruction reported net sales growth of 10% and constant currency growth of 3% compared to the prior year period, reflecting continued demand for core fixation and reconstruction systems.
•
First quarter 2026 reported net loss of $(20.9) million and non-GAAP pro forma adjusted EBITDA of $9.7 million, reflecting impacts from geography mix and commercial transitions.

“Our first-quarter results reflect steady execution as we complete key spine commercial channel actions and sharpen our strategic focus,” said Massimo Calafiore, President and Chief Executive Officer. “While the quarter continued to absorb the impact of these transitions, most notably in biologics, we saw improved commercial focus and operating discipline as the quarter progressed.”

Mr. Calafiore continued, “Importantly, distributor transitions are now largely behind us, providing greater visibility for the remainder of the year. As we move through 2026, our priorities are clear: driving more consistent commercial execution, advancing targeted innovation across our portfolio, and expanding margins through disciplined operational management. With recent spine leadership changes, a renewed focus on advancing our biologics portfolio, and planned product launches later this year, we believe Orthofix is positioned to deliver more consistent growth, expand margins, and generate strong free cash flow to support long-term shareholder value.”

1 Spine Fixation is comprised of the Company’s Spinal Implants product category, excluding motion preservation product offerings.

Financial Results Overview

First Quarter 2026 Net Sales and Financial Results

The following table provides net sales by major product category and by reporting segment on a pro forma basis, removing the effects of the Company’s discontinued M6 product lines:

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in millions)	2026	2025	Change	Constant Currency Change
Therapeutic Solutions	$57.8	$55.1	4.9%	4.9%
Spinal Implants, Biologics and Enabling Technologies*	105.8	104.3	1.4%	1.4%
Global Spine*	163.6	159.4	2.6%	2.6%
Global Limb Reconstruction	32.8	29.8	10.2%	3.0%
Pro forma net sales*	196.4	189.2	3.8%	2.7%
Impact from discontinuation of M6 product lines	0.3	4.4	(94.2%)	(94.5%)
Reported net sales	$196.7	$193.6	1.6%	0.4%

* Results above for each of Spinal Implants, Biologics, and Enabling Technologies; Global Spine; and pro forma net sales exclude the impact from discontinuation of the M6 product lines. Since pro forma net sales represent a non-GAAP measure, see the reconciliation above of the Company’s pro forma net sales to its reported figures under U.S. GAAP. The Company’s reported figures under U.S. GAAP represent each of the pro forma line items discussed above plus the impact from discontinuation of the M6 product lines.

For the first quarter of 2026, net sales were $196.7 million, including sales from M6 artificial cervical and lumbar discs, and non-GAAP pro forma net sales were $196.4 million, excluding sales from M6 discs, representing an increase of 1.6% on a reported basis and 2.7% on a non-GAAP pro forma constant currency basis compared to first quarter 2025.

For the first quarter of 2026, GAAP gross margins were 70.9% and were 70.7% on a non-GAAP pro forma adjusted basis.

For the first quarter of 2026, reported net loss was $(20.9) million, or $(0.52) per share compared to reported net loss of $(53.1) million, or $(1.35) per share in the prior year period. Non-GAAP pro forma adjusted EBITDA was $9.7 million, or 4.9% of pro forma net sales, in the first quarter of 2026, compared to non-GAAP pro forma adjusted EBITDA of $11.4 million, or 6.0% of pro forma net sales, in the first quarter of 2025.

Liquidity

Cash, cash equivalents, and restricted cash on March 31, 2026, totaled $120.9 million compared to $85.1 million on December 31, 2025. The cash increase was a result of financing activities during the quarter.

Business Outlook

Based on first-quarter performance and current visibility, the Company is reaffirming its full-year 2026 financial guidance. This outlook reflects expectations for improved execution through the remainder of the year, including contributions from recent and planned product launches, balanced against ongoing macro and operational considerations.

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Net sales expected to range between $850 million to $860 million. The Company’s expected net sales represent implied year-over-year pro forma constant currency growth of approximately 5.5% at the midpoint of the range. This guidance range is based on current foreign currency exchange rates and does not take into account any additional potential exchange rate changes that may occur this year.
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Non-GAAP adjusted EBITDA expected to be $95 million to $98 million. This represents 70 basis points of non-GAAP adjusted EBITDA margin expansion at the midpoint of the range compared to 2025.
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Free cash flow expected to be positive for full-year 2026, excluding the impact of any potential legal settlements, supported by margin improvement initiatives.

An investor presentation for the Company’s first quarter 2026 financial results is available in the “Events & Presentations” section of the Orthofix Investor Relations Website at ir.orthofix.com.

Conference Call

Orthofix will host a conference call today at 8:30 AM Eastern time to discuss the Company’s financial results for the first quarter ended March 31, 2026. Interested parties may access the conference call by dialing (888) 596-4144 in the U.S., and (646) 968-2525 in all other locations, and referencing the conference ID 7578740. A webcast and replay of the conference call may be accessed in the “Events & Presentations” section of the Orthofix Investor Relations Website at ir.orthofix.com.

Internet Posting of Information

Orthofix regularly shares important updates in the “Investors” section of its website at www.orthofix.com. The Company encourages investors and potential investors to consult the Orthofix website regularly for important information about Orthofix.

About Orthofix

Orthofix is a global medical technology company dedicated to advancing healing and restoring mobility for patients with complex musculoskeletal conditions. Headquartered in Lewisville, Texas, the Company delivers technology-enabled solutions that support improved clinical outcomes and more efficient care across the continuum. Orthofix offers a focused and differentiated portfolio spanning spinal implants, therapeutic solutions, limb reconstruction systems, biologics and enabling technologies, including the 7D FLASH™ Navigation System. Learn more at Orthofix.com and follow Orthofix on LinkedIn.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, intentions, plans, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” “positioned,” “deliver,” or “continue” or other comparable terminology. Forward-looking statements in this communication include the Company’s expectations regarding net sales, adjusted EBITDA, and free cash flow for the year ended December 31, 2026. Forward-looking statements are not guarantees of our future performance, are based on our current expectations and assumptions regarding our business, the economy and other future conditions, and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including the risks described in Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025, and in Part II, Item 1A under the heading Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. Factors that could cause future results to differ from those expressed by forward-looking statements include, but are not limited to, (i) our ability to maintain operations to support our customers and patients in the near-term and to capitalize on future growth opportunities, (ii) risks associated with acceptance of surgical products and procedures by surgeons and hospitals, (iii) development and acceptance of new products or product enhancements, (iv) clinical and statistical verification of the benefits achieved via the use of our products, (v) our ability to adequately manage inventory, (vi) our ability to successfully optimize our commercial channels, (vii) our success in defending legal proceedings brought against us, and (viii) the other risks and uncertainties more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”). As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. The Company undertakes no obligation to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise, except as required by law.

The Company is unable to provide expectations of GAAP net income (loss), the closest comparable GAAP measures to adjusted EBITDA (which is a non-GAAP measure), on a forward-looking basis because the Company is unable to predict, without unreasonable efforts, the ultimate outcome of matters (including acquisition-related expenses, accounting fair value adjustments, and other such items) that will determine the quantitative amount of the items excluded in calculating adjusted EBITDA, which items are further described in the reconciliation tables and related descriptions below. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

Company Contact

Investors and Media
Julie Dewey, IRC Chief Investor Relations & Communications Officer
JulieDewey@Orthofix.com
+1 209.613.6945

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,
(Unaudited, U.S. Dollars, in thousands, except share and per share data)	2026	2025
Net sales	$196,708	$193,646
Cost of sales	57,162	72,027
Gross profit	139,546	121,619
Sales, general, and administrative	134,911	132,981
Research and development	15,320	19,766
Acquisition-related amortization, impairment, and remeasurement	3,751	17,745
Operating loss	(14,436)	(48,873)
Interest expense, net	(5,664)	(4,506)
Other income (expense), net	(734)	1,246
Loss before income taxes	(20,834)	(52,133)
Income tax expense	(74)	(961)
Net loss	$(20,908)	$(53,094)

Net loss per common share:
Basic	$(0.52)	$(1.35)
Diluted	(0.52)	(1.35)
Weighted average number of common shares (in millions):
Basic	40.4	39.2
Diluted	40.4	39.2

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except par value data)	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$120,278	$82,025
Restricted Cash	592	3,090
Accounts receivable, net of allowances of $8,990 and $8,308, respectively	137,775	135,746
Inventories	177,818	172,319
Prepaid expenses and other current assets	25,057	23,667
Total current assets	461,520	416,847
Property, plant, and equipment, net	125,327	129,399
Intangible assets, net	69,336	72,765
Goodwill	194,934	194,934
Other long-term assets	35,484	36,702
Total assets	$886,601	$850,647
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$54,686	$58,392
Current portion of finance lease liability	115	837
Other current liabilities	106,232	111,253
Total current liabilities	161,033	170,482
Long-term debt	221,335	157,391
Long-term portion of finance lease liability	12,937	17,060
Other long-term liabilities	56,110	55,677
Total liabilities	451,415	400,610
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 100,000 shares authorized; 40,382 and 39,834 issued and outstanding as of March 31, 2026, and December 31, 2025, respectively	4,038	3,983
Additional paid-in capital	820,247	813,769
Accumulated deficit	(389,241)	(368,333)
Accumulated other comprehensive income	142	618
Total shareholders’ equity	435,186	450,037
Total liabilities and shareholders’ equity	$886,601	$850,647

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of various financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to various non-GAAP financial measures that exclude (or in the case of free cash flow, include) items specified in the tables. The GAAP measures shown in the tables below represent the most comparable GAAP measure to the applicable non-GAAP measure(s) shown in the table. For further information regarding the nature of these exclusions, why the Company believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company’s current report on Form 8-K regarding this press release filed today with the SEC available on the SEC’s website at www.sec.gov and on the “Investors” page of the Company’s website at www.orthofix.com.

The Company’s non-GAAP financial measures for the three months ended March 31, 2026, and 2025, have been adjusted to eliminate the financial effects of the Company’s decision to discontinue its M6 product lines.

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2026	2025
Gross profit	$139,546	$121,619
Share-based compensation and long-term incentive plan expense	331	461
SeaSpine merger-related costs	(528)	600
Restructuring costs and impairments related to M6 product lines	(437)	10,919
Strategic investments	—	13
Amortization/depreciation of acquired long-lived assets	177	313
Adjusted gross profit	$139,089	$133,925
Adjusted gross margin as a percentage of reported net sales	70.7%	69.2%
Adjusted gross profit attributable to M6 product lines	(242)	(906)
Pro forma adjusted gross profit	$138,847	$133,019
Pro forma adjusted gross margin as a percentage of pro forma net sales	70.7%	70.3%

Adjusted EBITDA

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2026	2025
Net loss	$(20,908)	$(53,094)
Income tax expense	74	961
Interest expense, net	5,664	4,506
Depreciation and amortization	13,493	34,431
Share-based compensation and long-term incentive plan expense	6,638	6,469
Foreign exchange impact	900	(1,044)
SeaSpine merger-related costs	(69)	1,130
Restructuring costs and impairments related to M6 product lines	(437)	9,880
Strategic investments	950	3,514
Acquisition-related fair value adjustments	750	(610)
Interest and (gain) loss on investments	(16)	—
Litigation and investigation costs	2,916	3,042
Employee retention credit	(951)	—
Adjusted EBITDA	$9,004	$9,185
Adjusted EBITDA as a percentage of reported net sales	4.6%	4.7%
Operating losses attributable to M6 product lines	690	2,246
Pro forma adjusted EBITDA	$9,694	$11,431
Pro forma adjusted EBITDA as a percentage of pro forma net sales	4.9%	6.0%

Adjusted Net Income (Loss)

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2026	2025
Net loss	$(20,908)	$(53,094)
Share-based compensation and long-term incentive plan expense	6,638	6,469
Foreign exchange impact	900	(1,044)
SeaSpine merger-related costs	17	1,474
Restructuring costs and impairments related to M6 product lines	(624)	30,204
Strategic investments	953	3,543
Acquisition-related fair value adjustments	750	(610)
Amortization/depreciation of acquired long-lived assets	3,178	4,632
Litigation and investigation costs	2,916	3,042
Interest and (gain) loss on investments	(16)	—
Employee retention credit	(1,135)	—
Long-term income tax rate adjustment	2,106	2,200
Adjusted net loss	$(5,225)	$(3,184)
Operating losses attributable to M6 product lines	916	2,688
Long-term income tax rate adjustment for M6 product lines	(256)	(753)
Pro forma adjusted net loss	$(4,565)	$(1,249)

Cash Flow and Free Cash Flow

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2026	2025
Net cash used in operating activities	$(17,610)	$(18,391)
Net cash used in investing activities	(10,515)	(6,736)
Net cash provided by (used in) financing activities	63,970	(651)
Effect of exchange rate changes on cash	(90)	493
Net change in cash and cash equivalents	$35,755	$(25,285)

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2026	2025
Net cash used in operating activities	$(17,610)	$(18,391)
Capital expenditures	(10,661)	(6,736)
Free cash flow	$(28,271)	$(25,127)

Reconciliation of Non-GAAP Financial Measures to Reported Operating Expenses

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2026	2025
Sales, general, and administrative	$134,911	$132,981
Reconciling items impacting sales, general, and administrative:
SeaSpine merger-related costs	(486)	(757)
Restructuring costs and impairments related to M6 product lines	187	(3,336)
Strategic investments	(948)	(1,547)
Amortization/depreciation of acquired long-lived assets	—	(60)
Litigation and investigation costs	(2,916)	(3,042)
Sales, general, and administrative expense, as adjusted	$130,748	$124,239
As a percentage of reported net sales	66.5%	64.2%
Sales, general, and administrative expense attributable to M6 product lines	(1,049)	(2,388)
Pro forma sales, general, and administrative expense, as adjusted	$129,699	$121,851
As a percentage of pro forma net sales	66.0%	64.4%

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2026	2025
Research and development expense, as reported	$15,320	$19,766
Reconciling items impacting research and development:
SeaSpine merger-related costs	(59)	(116)
Restructuring costs and impairments related to M6 product lines	—	(1,852)
Strategic investments	(5)	(1,983)
Research and development expense, as adjusted	$15,256	$15,815
As a percentage of reported net sales	7.8%	8.2%
Research and development expense attributable to M6 product lines	(246)	(1,192)
Pro forma research and development expense, as adjusted	$15,010	$14,623
As a percentage of pro forma net sales	7.6%	7.7%

Reconciliations of Non-GAAP Financial Measures to Reported Non-Operating (Income) Expense

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2026	2025
Non-operating (income) expense	$6,398	$3,260
Reconciling items impacting non-operating expense:
Foreign exchange impact	(900)	1,044
Interest and gain (loss) on investments	16	—
Employee retention credit	1,135	—
Non-operating expense, as adjusted	$6,649	$4,304
As a percentage of reported net sales	3.4%	2.2%
Losses (income) attributable to M6 product lines	138	(15)
Pro forma non-operating expense, as adjusted	$6,787	$4,289
As a percentage of pro forma net sales	3.5%	2.3%

Source

Orthofix Medical Inc.

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